Execution Version
Exhibit 10.1

THIRD INCREMENTAL AMENDMENT TO
TERM LOAN CREDIT AGREEMENT

THIS THIRD INCREMENTAL AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Incremental Amendment”) dated as of May 19, 2020, is by and among DELEK US HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors listed on the signature pages hereof, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”), and the Incremental Lender (as defined below).
R E C I T A L S
A.    The Borrower, the Lenders, the Administrative Agent and the other agents referred to therein are parties to that certain Term Loan Credit Agreement, dated as of March 30, 2018, as amended by that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of October 26, 2018, that certain First Incremental Amendment to Term Loan Agreement, dated as of May 22, 2019, and that certain Second Incremental Amendment to Term Loan Agreement, dated as of November 12, 2019 (as further amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended by this Incremental Amendment, the “Credit Agreement”), pursuant to which the Lenders have made certain financial accommodations (subject to the terms and conditions thereof) to the Borrower.
B.    The Borrower has requested and the lender identified on Schedule A hereto (the “Incremental Lender”) has agreed to provide incremental Loans in the aggregate amount of $200,000,000 (the “Incremental Loans”) in accordance with Section 2.17 of the Credit Agreement.
C.    Pursuant to Section 2.17(f) of the Existing Credit Agreement, the Borrower, the Administrative Agent and the Incremental Lender desire to amend the Existing Credit Agreement on the terms as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this Incremental Amendment refer to articles, schedules, exhibits and sections of the Credit Agreement.
Section 2.    Amendments to Existing Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Incremental Amendment, the Administrative Agent and the Incremental Lender hereby consent to the following amendments to the Existing Credit Agreement:
2.1    Amendments to Section 1.1 (Definitions).
(a)    The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Applicable Margin” means (a) (i) in the case of a Base Rate Loan that is a Class A Loan, 1.25 percentage points and (ii) in the case of a Base Rate Loan that is a Class B Loan, 4.50 percentage points (in each case, as applicable, the “Base Rate Margin”) and (b) (i) in the case of a LIBOR Rate Loan that is a Class A Loan, 2.25 percentage points and (ii) in the case of a LIBOR Rate Loan that is a Class B Loan, 5.50 percentage points (in each case, as applicable, the “LIBOR Rate Margin”).

(b)    The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended by adding the following to the end thereof:
Notwithstanding the foregoing, the “LIBOR Rate” applicable to Class B Loans shall not be less than one percent (1.00%) per annum (and if such rate would be less, then it shall be deemed to be one percent (1.00%) per annum with respect to Class B Loans).
(c)    The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by inserting after “the Second Incremental Amendment,” the following: “the Third Incremental Amendment,”.
(d)    The definition of “Obligations” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following after the reference to “premiums,”:
“(including any Prepayment Fee),”
(e)    The following definitions are hereby added to Section 1.1 of the Credit Agreement where alphabetically appropriate:
“Class A Loans” means collectively, the Initial Loans, the Incremental Loans made on the First Incremental Effective Date and the Incremental Loans made on the Second Incremental Effective Date.
“Class B Loan” means any Incremental Loan made on the Third Incremental Effective Date.
“Class B Amortization Amount” means an amount equal to 0.25 percent of the initial principal amount of Class B Loans issued pursuant to the Third Incremental Amendment.
“Make Whole Premium” means, with respect to any prepayment of Class B Loans made on or prior to the first anniversary of the Third Incremental Effective Date pursuant to Section 2.4(a) or Section 2.4(b)(i), or with respect to Class B Loans the principal of which has become or has been declared to be immediately due and payable on or prior to the first anniversary of the Closing Date pursuant to Section 8, an amount equal to the present value, as determined by the Administrative Agent in accordance with accepted financial practice at the date of such prepayment or acceleration, of all required interest payable on the aggregate principal amount of the Class B Loans subject to such prepayment or acceleration from the date of such prepayment or acceleration through and including the first anniversary of the Third Incremental Effective Date calculated using an interest rate equal to (x) the LIBOR Rate for an Interest Period of three months in effect on the third Business Day prior to such prepayment or acceleration plus (y) the LIBOR Rate Margin for Class B Loans in effect as of such prepayment date, discounted to the date of prepayment or acceleration on a quarterly basis assuming a 360-day year and actual days elapsed at a rate equal to the sum of the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) plus 0.50%.
“Prepayment Fee” means with regard to a prepayment of the Class B Loans (a) that occurs on or prior to the first anniversary of the Third Incremental Effective Date, an amount equal to the Make Whole Premium applicable to the Class B Loans being prepaid and (b) that occurs after the first anniversary of the Third Incremental Effective Date, 0%.
“Prepayment Fee Trigger Event” means (a) any prepayment by the Borrower of all, or any part, of the principal balance of any Class B Loan for any reason (including any optional prepayment or mandatory prepayment, and distribution in respect thereof, and any refinancing thereof), whether in whole or in part, and whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Class B Loans; provided, that any payment required to be made pursuant to Section 2.3, Section 2.4(b)(ii), Section 2.4(b)(iii), or Section 2.4(b)(v) shall not constitute a Prepayment Fee Trigger Event; (b) the acceleration of the Class B Loans for any reason, including, but not limited to, acceleration in accordance with Section 8, including as a result of the commencement of any Insolvency Proceeding; (c) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Class B Loans in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to the Administrative Agent, for the account of the Lenders in full or partial satisfaction of the Class B Loans; or (d) the termination of this Agreement for any reason. For purposes of the definition of the term Prepayment Fee, if a Prepayment Fee Trigger Event occurs under clause (b), (c) or (d) above, the entire outstanding principal amount of the Class B Loans shall be deemed to have been prepaid on the date on which such Prepayment Fee Trigger Event occurs.

“Third Incremental Amendment” means the Third Incremental Amendment to Term Loan Credit Agreement, dated as of May 19, 2020, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Incremental Lender party thereto.
“Third Incremental Effective Date” means the Effective Date (as defined in the Third Incremental Amendment), which, for the avoidance of doubt, is May 19, 2020.
2.2    Amendment to Section 2.3. Section 2.3 of the Credit Agreement is hereby amended to add the following new sentence immediately after the first sentence thereof:
“The Borrower shall repay the aggregate outstanding principal amount of the Class B Loans in consecutive quarterly installments in the Class B Amortization Amount on the last Business Day of each of March, June, September and December, commencing with June 30, 2020, except as the amounts of individual installments may be adjusted pursuant to Section 2.4 hereof.”
2.3    Amendment to Section 2.4(a). Section 2.4(a) of the Credit Agreement is hereby amended by adding the words “and Section 2.4(d)” after the reference to “subject to Section 2.4(c)”.
2.4    Amendment to Section 2.4. Section 2.4 of the Credit Agreement is hereby amended by amending and restating clause (c) thereof in its entirety and adding the following to the end thereof as a new clause (d):
“(c)    Call Premium. In the event that, after the first anniversary of the Third Incremental Effective Date and on or prior to the second anniversary of the Third Incremental Effective Date, the Borrower (i) makes any prepayment of the Class B Loans in connection with any Repricing Transaction (as defined below) or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Agent, for the ratable account of each applicable Lender, a fee in an amount equal to, (x) in the case of clause (i), a prepayment premium of 1.0% of the amount of the Class B Loans being prepaid and (y) in the case of clause (ii), a payment equal to 1.0% of the aggregate amount of the applicable Class B Loans outstanding immediately prior to such amendment. Such fees shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Transaction. For the purpose of this clause (c), “Repricing Transaction” means (a) any prepayment or repayment of the Class B Loans with the proceeds of, or any conversion of the Class B Loans into, any new or replacement tranche of loans bearing interest with an All-In Yield less than the All-In Yield applicable to the Class B Loans and (b) any amendment to the pricing terms of the Class B Loans which reduces the All-In Yield applicable to the Class B Loans; provided, that any prepayment or refinancing in connection with a Change of Control or any refinancing that involves an upsizing in connection with a Transformative Acquisition shall not be considered a Repricing Transaction.
(d)    Make Whole Premium. Upon the occurrence of a Prepayment Fee Trigger Event, the Borrower shall pay to the Administrative Agent, for the account of any Lenders of Class B Loans, the Prepayment Fee and any payments required under Section 2.13. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if the Class B Loans are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Prepayment Fee, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as through the Class B Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Prepayment Fee payable in accordance with this Section 2.4(d) shall be presumed to be equal to the liquidated damages sustained by the Lenders holding Class B Loans as the result of the occurrence of the Prepayment Fee Trigger Event, and the Loan Parties agree that it is reasonable under the circumstances currently existing. The Prepayment Fee, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (i) the Prepayment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders holding Class B Loans and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Fee, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.4(d), (v) their agreement to pay the Prepayment Fee is a material inducement to the Lenders to provide and make the Class B Loans, and (vi) the Prepayment Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders holding Class B Loans and that it would be impractical and extremely difficult to ascertain the actual amount of damages to such Lenders or profits lost by such Lenders as a result of such Prepayment Fee Trigger Event.”
2.5    Amendment to Section 2.16(b)(ii). Section 2.16(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amounts under Section 2.4(c) and 2.4(d));”
2.6    Amendment to Section 8.3. Section 8.3 of the Credit Agreement is hereby amended by amending and restating the penultimate sentence thereof in its entirety as follows:
“Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Make Whole Premium, if any, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them; and”
Section 3.    Incremental Loans.
3.1    Incremental Loan.

(a)    Incremental Commitments. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Incremental Amendment, the Incremental Lender hereby agrees to make the Incremental Loans to the Borrower on the Effective Date (as defined below) in a principal amount not to exceed the amount set forth opposite the Incremental Lender’s name in Schedule A attached hereto (the “Incremental Commitments”). The Administrative Agent has notified the Incremental Lender of its allocated Incremental Commitment, and the Incremental Lender is a signatory to this Incremental Amendment.
(b)    Class of Loans. The Incremental Loans, once funded, shall constitute Loans but shall be in the form of a new Class of Loans, and in accordance with Section 2.17(a) of the Credit Agreement, the Incremental Loans and the Loans outstanding under the Existing Credit Agreement immediately prior to the Effective Date (such outstanding Loans, for the purposes of this Incremental Amendment, herein called the “Existing Loans”) shall be treated as separate Classes of Loans for all purposes under the Credit Agreement and the other Loan Documents, with the Existing Loans constituting Class A Loans and the Incremental Loans constituting Class B Loans.
(c)    Tax Nonfungibility. After giving effect to this Incremental Amendment, the Class A Loans will not be fungible with the Class B Loans for U.S. federal and applicable state and local income tax purposes.  Unless otherwise required by applicable law, none of the Loan Parties, the Administrative Agent or any Lender shall take any tax position inconsistent with the preceding sentence.
(d)    Incremental Incurrence Basket. The Borrower hereby acknowledges that all of the Incremental Loans are being incurred under the Incurrence-Based Incremental Amount.
(e)    Use of Proceeds. The Borrower will use the proceeds of the Incremental Loans (i) for general corporate purposes and (ii) to pay fees and expenses in connection with the foregoing and the preparation and negotiation of this Incremental Amendment and the funding of the Incremental Loans.
(f)    Agreements of the Incremental Lender. The Incremental Lender agrees that (i) effective on and at all times after the Effective Date, the Incremental Lender will be bound by all obligations of a Lender under the Credit Agreement and (ii) on the Effective Date, the Incremental Lender will fund Incremental Loans in Dollars to the Administrative Agent for the account of the Borrower in an amount equal to the Incremental Lender’s Incremental Commitment. The Incremental Commitment shall terminate on the Effective Date following the funding to the Borrower in full in immediately available funds of the Incremental Commitment.
(g)    OID Amount. The Incremental Loans will be funded net of an original issue discount in an amount equal to 7.00% of the aggregate principal amount of the Incremental Loans. For the avoidance of doubt, the full amount of the Incremental Loans (without taking into account any netting of the OID Amount occurring on the Effective Date) shall be repaid under the Credit Agreement (including, without limitation, in accordance with Sections 2.3 and 2.4 of the Credit Agreement) and interest shall be payable on the full amount of the Incremental Loans (without taking into account any netting of the OID Amount occurring on the Effective Date) in accordance with Section 2.5 of the Credit Agreement.

(h)    Credit Agreement Governs. Except as otherwise stated herein, the terms of the Incremental Loans shall be the same as the terms of the Existing Loans as set forth in the Credit Agreement. Incremental Loans that are repaid may not be reborrowed.
(i)    Pari Passu; Maturity; Amortization. The Incremental Loans shall rank pari passu in right of payment and of security with the Existing Loans and mature on the same date that the Existing Loans mature. For the avoidance of doubt, (i) the Incremental Loans shall share in mandatory prepayments of Loans under Section 2.4(b) of the Credit Agreement on a pro rata basis with the Existing Loans and in voluntary prepayments of Loans under Section 2.4(a) of the Credit Agreement on a pro rata basis with the Existing Loans and (ii) the amortization set forth in Section 2.3 of the Credit Agreement shall apply to the Incremental Loans and Existing Loans.
(j)    Interest Period; Interest Rate. The Incremental Loans shall be initially incurred pursuant to a single borrowing of LIBOR Rate Loans, with such borrowing to be subject to an Interest Period which commences on the Effective Date and ends on the last day of the Interest Period applicable to the Existing Loans. The Incremental Loans shall bear interest in accordance with the Credit Agreement as hereby amended. The Administrative Agent shall record the Incremental Loans in the Register, and the principal amounts and stated interest of the Incremental Loans owing to the Incremental Lender and its subsequent permitted assignees.
(k)    Procedure for Funding of Incremental Loans. This Incremental Amendment shall serve as sufficient notice for the borrowing of the Incremental Loans on the Effective Date. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of the Incremental Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
Section 4.    Conditions Precedent.
4.1    Effectiveness. The amendments set forth in Section 2 of this Incremental Amendment and the obligation of the Incremental Lender to make the Incremental Loans under Section 3 hereof shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 13.1 of the Credit Agreement) (such date, the “Effective Date”):
(a)    Counterparts. Administrative Agent shall have received executed counterparts of this Incremental Amendment from each of the Loan Parties and the Incremental Lender.
(b)    Notes. The Administrative Agent shall have received, for the account of the Incremental Lender, if requested at least two Business Days in advance of the Effective Date, a Note conforming to the requirements set forth in the Credit Agreement and executed and delivered by a duly authorized officer of the Borrower.
(c)    Representations and Warranties; No Default or Event of Default. The Borrower shall have delivered a certificate of an Authorized Person of the Borrower certifying that as of the Effective Date and after giving effect to this Incremental Amendment, (i) each of the representations and warranties made by any Loan Party contained in Article 4 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on such date or would immediately result after giving effect to this Incremental Amendment, the Incremental Commitments and the application of the proceeds herefrom.
(d)    Fees and Expenses. The Administrative Agent shall have received all Lender Group Expenses due and payable on or prior to the Effective Date, or substantially simultaneously with the effectiveness of this Incremental Amendment, including to the extent invoiced at least two Business Days prior thereto, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid to the Administrative Agent by the Borrower under the Credit Agreement. The Borrower shall have paid all fees specified under that certain Engagement Letter, dated as of May 6, 2020, between the Borrower and Wells Fargo Securities, LLC.
(e)    Lien Searches. The Administrative Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.
(f)    The Borrower and each of the Guarantors shall have provided the documentation and other information reasonably requested in writing at least five (5) days prior to the Effective Date by the Incremental Lender as it reasonably determines is required by regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the requirements of the Beneficial Ownership Regulation, in each case at least one (1) Business Day prior to the Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).
(g)    Documentary Conditions.    The Administrative Agent shall have received each of the following, dated as of the Effective Date:
(i)     a certificate from the Corporate Secretary (or a similar officer) of each Loan Party (A) attesting to the resolutions of such Loan Party’s board of directors (or similar governing authority) authorizing its execution, delivery, and performance of this Incremental Amendment and the incurrence of the Incremental Loans, (B) authorizing specific officers of such Loan Party to execute this Incremental Amendment and the other Loan Documents, (C) attesting to the incumbency and signatures of such specific officers of such Loan Party, (D) attaching copies of each Loan Party’s Governing Documents (or certifying that Governing Documents delivered on or after the Closing Date remain in effect and have not been amended since such delivery date), which Governing Documents shall be certified by the Secretary of such Loan Party;
(ii)     copies of a certificate of status as of a recent date with respect to each Loan Party that indicates that such Loan Party is in good standing in its jurisdiction of organization;

(iii)     a certificate of the Borrower’s chief financial officer or treasurer certifying to the Solvency of Loan Parties taken as a whole as of the Effective Date immediately after giving effect to the transactions contemplated hereby;
(iv)     a certificate of an Authorized Person of the Borrower certifying that the Net Leverage Ratio of the Borrower, determined on a pro forma basis and after giving effect to the incurrence of the Incremental Loans, as of the last day of the most recently ended period of four (4) consecutive fiscal quarters for which financial statements are delivered or required to be delivered pursuant to Section 5.1 of the Credit Agreement does not exceed 2.50 to 1.00 and attaching reasonably detailed calculations thereof; and
(v)     opinions of Baker Botts L.L.P., counsel to Loan Parties and PPGMR Law, PLLC, local Arkansas counsel to the Loan Parties, each in form and substance satisfactory to the Administrative Agent.
Section 5.    Post-Closing Obligations. Within 120 days after the Effective Date (or such longer period as the Administrative Agent may reasonably agree),
5.1    The Administrative Agent shall have received life-of-loan Federal Emergency Management Agency Standard Flood Hazard Determinations from a firm reasonably acceptable to the Administrative Agent covering any “Building” or “Manufactured (Mobile) Home” (each, as defined in the applicable Flood Insurance Laws and related regulations) constituting Collateral showing whether or not such “Building” or “Manufactured (Mobile) Home” is located in a special flood hazard area subject by federal regulation to mandatory flood insurance requirements. If any such “Building” or “Manufactured (Mobile) Home” is in a special flood hazard area, Borrower shall have also delivered copy of a notice as to the existence of a special flood hazard acknowledged by the Borrower and a copy of one of the following: (w) the flood hazard insurance policy, (x) the Borrower’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, (y) a declaration page confirming that flood hazard insurance has been issued to the Borrower or (z) such other evidence of flood hazard insurance satisfactory to the Administrative Agent.
5.2    Administrative Agent and the applicable Loan Parties shall have entered into such amendments to the Security Documents (including modifications to the Mortgages) and received such opinions and title insurance endorsements and other documentation, in each case as may be reasonably requested by the Administrative Agent in connection with the Incremental Loans and the Borrower shall have delivered such other documents and certificates in connection therewith as may be reasonably requested by the Administrative Agent, in each case as are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected (subject to Permitted Liens) in accordance with the requirements of, or the obligations of the Loan Parties under, the Credit Agreement, the other Loan Documents and applicable Law.
Section 6.    Representations and Warranties. To induce the Administrative Agent and the Incremental Lender to enter into this Incremental Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and the Incremental Lender party hereto on and as of the Effective Date that:
(a)all of the representations and warranties of each Loan Party contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Effective Date or such earlier date; and
(b)no Default or Event of Default exists as of the Effective Date, or would result from the making of the Incremental Loans or the application of the proceeds of the Incremental Loans.
Section 7.    Reaffirmation. Each Loan Party hereto expressly acknowledges the terms of this Incremental Amendment and reaffirms, as of the date hereof and on the Effective Date, that its guarantee of the Guarantied Obligations (as defined in the Guaranty and Security Agreement) and its grant of Liens on the Collateral to secure the Secured Obligations (as defined in the Guaranty and Security Agreement) pursuant to each Security Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement) subject to any limitations set out in the Credit Agreement and any other Loan Document applicable to that Loan Party. Neither the execution, delivery, performance or effectiveness of this Incremental Amendment nor the modification of the Credit Agreement effected pursuant hereto impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, whether heretofore or hereafter incurred. Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Incremental Amendment.
Section 8.    Reference to and Effect on the Credit Agreement and the Loan Documents.
8.1    Incremental Amendment.    This Incremental Amendment constitutes (i) the written notice required to be delivered by the Borrower to the Administrative Agent under Section 2.17(a) of the Existing Credit Agreement, and (ii) an “Incremental Amendment” for all purposes of the Credit Agreement and the other Loan Documents.
8.2    Loan Document.
(a)    This Incremental Amendment and each agreement, instrument, certificate or document executed by the Borrower or any of its officers in connection herewith are “Loan Documents” as defined and described in the Existing Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other

Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Incremental Amendment.
(b)    On and after the Effective Date, (i) the Incremental Commitments shall constitute “Commitments” and “Incremental Commitments”, (ii) the Incremental Loan shall constitute “Loans” and “Incremental Loans”, and (iii) the Incremental Lender shall be a “Lender” and an “Incremental Lender”, as each term is defined in the Credit Agreement, in each case, for all purposes under the Credit Agreement and the other Loan Documents.
8.3    No Waiver. The execution, delivery and effectiveness of this Incremental Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
8.4    No Novation. This Incremental Amendment shall not constitute a novation of the Existing Credit Agreement or of any other Loan Document.
Section 9.    Miscellaneous.
9.1    Confirmation. The provisions of the Loan Documents, as amended by this Incremental Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this Incremental Amendment.
9.2    Ratification and Affirmation. Each of the undersigned does hereby adopt, ratify, and confirm the Existing Credit Agreement and the other Loan Documents, as amended hereby, and its obligations thereunder. Each Loan Party hereby acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein.
9.3    Amendment, Modification and Waiver. This Incremental Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.
9.4    Counterparts. This Incremental Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Incremental Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
9.5    NO ORAL AGREEMENT. THIS INCREMENTAL AMENDMENT, THE EXISTING CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

9.6    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. SECTION 11 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED AND SHALL APPLY TO THIS INCREMENTAL AMENDMENT, MUTATIS MUTANDIS.
9.7    Severability. Any provision of this Incremental Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.8    Headings. The headings of this Incremental Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
DELEK US HOLDINGS, INC.
DELEK US ENERGY, INC.
DELEK RAIL LOGISTICS, INC.
DELEK FINANCE, INC.
DELEK LOGISTICS SERVICES COMPANY
LION OIL COMPANY
LION OIL TRADING & TRANSPORTATION, LLC
J. CHRISTY CONSTRUCTION CO., INC.
DK CANADA ENERGY ULC
DELEK PERMIAN GATHERING, LLC
DELEK RENEWABLES, LLC
DELEK LAND HOLDINGS, LLC
DELEK MARKETING & SUPPLY, LLC
DELEK HELENA, LLC
DELEK REFINING, INC.
DELEK U.S. REFINING GP, LLC, on behalf of itself and as the general partner of DELEK REFINING, LTD.
DELEK BIG SPRING GATHERING, LLC
DELEK BIG SPRING NORTH GATHERING, LLC
DELEK BIG SPRING SOUTH MAINLINE, LLC
DK TRADING & SUPPLY, LLC
DELEK ACQUISITIONS, INC.
DK-MX ACQUISITION (US), LLC
DK-IL ACQUISITION (US), LLC
DK INNOVATION (US), INC.

By:	/s/ Abigail Yates

Name:	Abigail Yates

Title:	Executive Vice President, General Counsel and Corporate Secretary

By:	/s/ Greg Intemann

Name:	Greg Intemann

Title:	Vice President and Treasurer

[Signature Page to Third Incremental Amendment]

ALON USA ENERGY, INC.
ALON USA, INC.
ALON USA CAPITAL, INC.
ALON ASSETS, INC.
ALON SUPPLY, INC.
ALON LOUISIANA HOLDINGS, INC.
ALON REFINING LOUISIANA, INC.
ALON REFINING KROTZ SPRINGS, INC.
ALON RENEWABLE FUELS, INC.
ALON TERMINALS, INC.
ALON ASPHALT COMPANY
PARAMOUNT PETROLEUM CORPORATION OF ARIZONA, INC.
ALON PARAMOUNT HOLDINGS, INC.
PARAMOUNT PETROLEUM CORPORATION
ALON USA GP II, LLC, on behalf of itself and as the general partner of ALON USA, LP
ALON USA PARTNERS GP, LLC, on behalf of itself and as the general partner of ALON USA PARTNERS, LP
ALON USA GP, LLC
ALON USA DELAWARE, LLC
ALON USA REFINING, LLC
ALON USA HOLDINGS, LLC
ALON CRUDE PIPELINE, LLC
ALON WEST COAST, LLC
ALON STORE ACQUISITIONS, LLC
EDGINGTON OIL COMPANY, LLC
PARAMOUNT OF OREGON, LLC
PARAMOUNT OF WASHINGTON, LLC

By:	/s/ Abigail Yates

Name:	Abigail Yates

Title:	Executive Vice President, General Counsel and Corporate Secretary

By:	/s/ Greg Intemann

Name:	Greg Intemann
Title:     Vice President and Treasurer

[Signature Page to Third Incremental Amendment]

ALON BRANDS, INC.
GTS LICENSING COMPANY, INC.
ALON FINANCIAL SERVICES, INC.
SOUTHWEST CONVENIENCE STORES, LLC
SKINNY’S, LLC

By:	/s/ Judge Dobrient

Name:	Judge Dobrient

Title:	Senior Vice President Branded Fuels

By:	/s/ Bibek Budhathoki

Name:	Bibek Budhathoki

Title:	Vice President, Financial Planning & Business Intelligence

[Signature Page to Third Incremental Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Incremental Lender
By:    /s/ Ryan C. Tozier
Name:    Ryan C. Tozier
Title:    Vice President

[Signature Page to Third Incremental Amendment]

Schedule A
Incremental Commitments

Incremental Lender	Incremental Commitment
Wells Fargo Bank, National Association	$200,000,000
Total	$200,000,000